Meta Reports Third Quarter 2024 Results

MENLO PARK, Calif. – October 30, 2024 – Meta Platforms, Inc. (Nasdaq: META) today reported financial results for the quarter ended September 30, 2024.

"We had a good quarter driven by AI progress across our apps and business," said Mark Zuckerberg, Meta founder and CEO. "We also have strong momentum with Meta AI, Llama adoption, and AI-powered glasses."

Third Quarter 2024 Financial Highlights

	Three Months Ended September 30,		% Change
In millions, except percentages and per share amounts	2024	2023
Revenue	$40,589	$34,146	19%
Costs and expenses	23,239	20,398	14%
Income from operations	$17,350	$13,748	26%
Operating margin	43%	40%
Provision for income taxes	$2,134	$2,437	(12)%
Effective tax rate	12%	17%
Net income	$15,688	$11,583	35%
Diluted earnings per share (EPS)	$6.03	$4.39	37%

Third Quarter 2024 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 3.29 billion on average for September 2024, an increase of 5% year-over-year.
•Ad impressions – Ad impressions delivered across our Family of Apps increased by 7% year-over-year.
•Average price per ad – Average price per ad increased by 11% year-over-year.
•Revenue – Total revenue was $40.59 billion, an increase of 19% year-over-year. Revenue on a constant currency basis would have increased 20% year-over-year.
•Costs and expenses – Total costs and expenses were $23.24 billion, an increase of 14% year-over-year.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $9.20 billion.
•Capital return program – Share repurchases were $8.86 billion of our Class A common stock and total dividend and dividend equivalent payments were $1.26 billion.
•Cash, cash equivalents, and marketable securities – Cash, cash equivalents, and marketable securities were $70.90 billion as of September 30, 2024. Free cash flow was $15.52 billion.
•Long-term debt – Long-term debt was $28.82 billion as of September 30, 2024.
•Headcount – Headcount was 72,404 as of September 30, 2024, an increase of 9% year-over-year.

CFO Outlook Commentary

We expect fourth quarter 2024 total revenue to be in the range of $45-48 billion. Our guidance assumes foreign currency is approximately neutral to year-over-year total revenue growth, based on current exchange rates.

We expect full-year 2024 total expenses to be in the range of $96-98 billion, updated from our prior range of $96-99 billion. For Reality Labs, we continue to expect 2024 operating losses to increase meaningfully year-over-year due to our ongoing product development efforts and investments to further scale our ecosystem.

We anticipate our full-year 2024 capital expenditures will be in the range of $38-40 billion, updated from our prior range of $37-40 billion. We continue to expect significant capital expenditures growth in 2025. Given this, along with the back-end weighted nature of our 2024 capital expenditures, we expect a significant acceleration in infrastructure expense growth next year as we recognize higher growth in depreciation and operating expenses of our expanded infrastructure fleet.

Absent any changes to our tax landscape, we expect our fourth quarter 2024 tax rate to be in the low-teens.

In addition, we continue to monitor an active regulatory landscape, including the increasing legal and regulatory headwinds in the EU and the U.S. that could significantly impact our business and our financial results.

Webcast and Conference Call Information

Meta will host a conference call to discuss the results at 2:00 p.m. PT / 5:00 p.m. ET today. The live webcast of Meta's earnings conference call can be accessed at the Meta Investor Relations website at investor.fb.com, along with the earnings press release, financial tables, and slide presentation.

Following the call, a replay will be available at the same website. Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

Disclosure Information

Meta uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (facebook.com/zuck), Instagram account (instagram.com/zuck) and Threads profile (threads.net/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Meta

Meta builds technologies that help people connect, find communities, and grow businesses. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.

Contacts

Investors:
Kenneth Dorell
investor@meta.com / investor.fb.com

Press:
Ryan Moore
press@meta.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of geopolitical events; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our advertising practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our artificial intelligence initiatives and metaverse efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content and advertising review and enforcement efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy, legislative, and regulatory concerns or developments; risks associated with acquisitions; security breaches; our ability to manage our scale and geographically-dispersed operations; and market conditions or other factors affecting the payment of dividends. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on August 1, 2024, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. In addition, please note that the date of this press release is October 30, 2024, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

For a discussion of limitations in the measurement of certain of our community metrics, see the section entitled "Limitations of Key Metrics and Other Data" in our most recent quarterly or annual report filed with the SEC.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

Our non-GAAP financial measures are adjusted for the following items:

Foreign exchange effect on revenue. We translated revenue for the three and nine months ended September 30, 2024 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment, net of proceeds and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$40,589	$34,146	$116,116	$94,791
Costs and expenses:
Cost of revenue	7,375	6,210	21,322	18,264
Research and development	11,177	9,241	31,693	27,966
Marketing and sales	2,822	2,877	8,107	9,075
General and administrative	1,865	2,070	8,978	9,119
Total costs and expenses	23,239	20,398	70,100	64,424
Income from operations	17,350	13,748	46,016	30,367
Interest and other income, net	472	272	1,095	254
Income before provision for income taxes	17,822	14,020	47,111	30,621
Provision for income taxes	2,134	2,437	5,589	5,540
Net income	$15,688	$11,583	$41,522	$25,081
Earnings per share:
Basic	$6.20	$4.50	$16.37	$9.73
Diluted	$6.03	$4.39	$15.88	$9.56
Weighted-average shares used to compute earnings per share:
Basic	2,529	2,576	2,536	2,577
Diluted	2,600	2,641	2,615	2,623

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$43,852	$41,862
Marketable securities	27,048	23,541
Accounts receivable, net	14,700	16,169
Prepaid expenses and other current assets	5,467	3,793
Total current assets	91,067	85,365
Non-marketable equity securities	6,071	6,141
Property and equipment, net	112,162	96,587
Operating lease right-of-use assets	14,812	13,294
Goodwill	20,654	20,654
Other assets	11,642	7,582
Total assets	$256,408	$229,623

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,656	$4,849
Operating lease liabilities, current	2,016	1,623
Accrued expenses and other current liabilities	23,658	25,488
Total current liabilities	33,330	31,960
Operating lease liabilities, non-current	18,208	17,226
Long-term debt	28,823	18,385
Long-term income taxes	9,171	7,514
Other liabilities	2,347	1,370
Total liabilities	91,879	76,455
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	80,749	73,253
Accumulated other comprehensive loss	(1,192)	(2,155)
Retained earnings	84,972	82,070
Total stockholders' equity	164,529	153,168
Total liabilities and stockholders' equity	$256,408	$229,623

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$15,688	$11,583	$41,522	$25,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,027	2,858	11,038	8,006
Share-based compensation	4,250	3,492	12,428	10,603
Deferred income taxes	(1,308)	3,049	(3,406)	1,292
Impairment charges for facilities consolidation, net	8	340	288	1,342
Other	(11)	75	(82)	278
Changes in assets and liabilities:
Accounts receivable	143	(678)	1,493	444
Prepaid expenses and other current assets	(184)	(907)	(168)	(141)
Other assets	(29)	(36)	(70)	31
Accounts payable	667	611	(195)	(543)
Accrued expenses and other current liabilities	572	87	(1,199)	5,355
Other liabilities	901	(72)	1,691	(39)
Net cash provided by operating activities	24,724	20,402	63,340	51,709
Cash flows from investing activities
Purchases of property and equipment, net	(8,258)	(6,496)	(22,831)	(19,453)
Purchases of marketable debt securities	(4,468)	(1,008)	(14,644)	(1,810)
Sales and maturities of marketable debt securities	4,114	1,475	11,972	3,825
Acquisitions of businesses and intangible assets	(132)	(38)	(261)	(565)
Other investing activities	124	(10)	112	(20)
Net cash used in investing activities	(8,620)	(6,077)	(25,652)	(18,023)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(3,544)	(2,087)	(9,913)	(4,789)
Repurchases of Class A common stock	(8,818)	(3,570)	(30,125)	(13,832)
Payments for dividends and dividend equivalents	(1,263)	—	(3,802)	—
Proceeds from issuance of long-term debt, net	10,432	—	10,432	8,455
Principal payments on finance leases	(944)	(267)	(1,558)	(751)
Other financing activities	(234)	49	(350)	(182)
Net cash used in financing activities	(4,371)	(5,875)	(35,316)	(11,099)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	368	(354)	(72)	(283)
Net increase in cash, cash equivalents, and restricted cash	12,101	8,096	2,300	22,304
Cash, cash equivalents, and restricted cash at beginning of the period	33,026	29,804	42,827	15,596
Cash, cash equivalents, and restricted cash at end of the period	$45,127	$37,900	$45,127	$37,900

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$43,852	$36,890	$43,852	$36,890
Restricted cash, included in prepaid expenses and other current assets	90	152	90	152
Restricted cash, included in other assets	1,185	858	1,185	858
Total cash, cash equivalents, and restricted cash	$45,127	$37,900	$45,127	$37,900

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Supplemental cash flow data
Cash paid for income taxes, net	$1,767	$509	$8,326	$2,016
Cash paid for interest, net of amounts capitalized	$111	$120	$356	$302
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$7,217	$4,506	$7,217	$4,506
Acquisition of businesses and intangible assets in accrued expenses and other current liabilities and other liabilities	$186	$182	$186	$182
Repurchases of Class A common stock in accrued expenses and other current liabilities	$—	$122	$—	$122

Segment Results

We report our financial results for our two reportable segments: Family of Apps (FoA) and Reality Labs (RL). FoA includes Facebook, Instagram, Messenger, WhatsApp, and other services. RL includes our virtual, augmented, and mixed reality related consumer hardware, software, and content.

The following table presents our segment information of revenue and income (loss) from operations:

Segment Information
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Advertising	$39,885	$33,643	$113,850	$93,242
Other revenue	434	293	1,203	724
Family of Apps	40,319	33,936	115,053	93,966
Reality Labs	270	210	1,063	825
Total revenue	$40,589	$34,146	$116,116	$94,791

Income (loss) from operations:
Family of Apps	$21,778	$17,490	$58,778	$41,841
Reality Labs	(4,428)	(3,742)	(12,762)	(11,474)
Total income from operations	$17,350	$13,748	$46,016	$30,367

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP revenue	$40,589	$34,146	$116,116	$94,791
Foreign exchange effect on 2024 revenue using 2023 rates	544		809
Revenue excluding foreign exchange effect	$41,133		$116,925
GAAP revenue year-over-year change %	19%		22%
Revenue excluding foreign exchange effect year-over-year change %	20%		23%
GAAP advertising revenue	$39,885	$33,643	$113,850	$93,242
Foreign exchange effect on 2024 advertising revenue using 2023 rates	538		799
Advertising revenue excluding foreign exchange effect	$40,423		$114,649
GAAP advertising revenue year-over-year change %	19%		22%
Advertising revenue excluding foreign exchange effect year-over-year change %	20%		23%

Net cash provided by operating activities	$24,724	$20,402	$63,340	$51,709
Purchases of property and equipment, net	(8,258)	(6,496)	(22,831)	(19,453)
Principal payments on finance leases	(944)	(267)	(1,558)	(751)
Free cash flow	$15,522	$13,639	$38,951	$31,505